            As Filed with the Securities and Exchange Commission
                               on March 1, 1995
                                                  File No. 33-
                                                              ------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
=====================================================================
                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
=====================================================================
                            FRONTIER CORPORATION
           (Exact name of registrant as specified in its charter)
- ---------------------------------------------------------------------
              NEW YORK                          16-0613330
     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)        Identification Number)
- ---------------------------------------------------------------------
                           180 South Clinton Avenue
Rochester, New York 14646,     (716) 777-1000
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
- ---------------------------------------------------------------------
                           HELEN A. ZAMBONI, ESQ.
                              CORPORATE COUNSEL
                            FRONTIER CORPORATION
180 SOUTH CLINTON AVENUE, ROCHESTER, NEW YORK 14646
                               (716) 777-6105
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
====================================================================
Approximate date of commencement of proposed sale to the public:

     - From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.    X

                       Calculation of Registration Fee
                   -------------------------------
                              Proposed     Proposed
Title of                      Maximum      Maximum
Securities         Amount     Offering     Aggregate    Amount of
Being              to be      Price Per    Offering    Registration
Registered       Registered   Unit (1)     Price(1)        Fee
- ---------------------------------------------------------------------
Common Stock       437,158   $  22.69     $9,919,115    $ 3,420.11
par value $1.00
- ---------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low reported sale prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on February 22, 1995 in
accordance with Rule 457(c).
- ---------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                            Subject to Completion
                 Preliminary Prospectus dated March 1, 1995
                                 PROSPECTUS
                            FRONTIER CORPORATION

                       437,158 Shares of Common Stock
                              ($1.00 Par Value)
- ---------------------------------------------------------------------
     The 437,158 shares of common stock, $1.00 par value (the "Common Stock") of Frontier Corporation ("Frontier") offered hereby are treasury shares which are being offered by and for the sole account of Frontier. The Common Stock is listed on the New York Stock
Exchange ("NYSE") and traded under the symbol "FRO". The shares of Common Stock covered by this Prospectus were reacquired by Frontier from a shareholder ("Frontier Shareholder") on March 3, 1995 upon its distribution to the Frontier Shareholder of all of the capital stock of Ontonagon County Telephone Company, which, prior to such distribution, was a wholly-owned subsidiary of Frontier. Sales by means of this Prospectus may be made from time to time in one or more transactions (which may involve crosses or block transactions) on the New York Stock Exchange or otherwise, in special offerings or in exchange distributions pursuant to and in accordance with the rules of the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Frontier may effect such transactions exclusively by selling shares to or through UBS Securities Inc., as broker-dealer, and UBS Securities Inc. may receive compensation in the form of discounts, concessions or commissions from Frontier and/or from purchasers of shares for whom UBS Securities Inc. may act as agent or to whom UBS Securities Inc.
may sell as principal. Any such discounts, concessions or commissions received by UBS Securities Inc. will not exceed those customary in the types of transactions involved. In placing any shares pursuant to an offer accepted by Frontier, UBS Securities Inc. may act as agent or purchase such shares from Frontier as principal for resale.

     This offering may be terminated under certain conditions and will, in any event, terminate on June 30, 1995. There is no minimum number of shares that must be sold hereunder in order for the offering to go forward. Consequently, less than the total number of shares offered hereby may be sold in the offering. See "Plan of Distribution".

     UBS Securities Inc. may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by UBS Securities Inc. and any profit on the resale of the shares of Common Stock may be deemed to be underwriting compensation. Frontier has agreed to indemnify UBS Securities Inc. against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The shares of Common Stock offered hereby have been, or will be prior to their issuance, listed on the New York Stock Exchange, Inc. subject to official notice of issuance. On February 22, 1995, the closing price of the Common Stock on the New York Stock Exchange, Inc. -- Composite Transactions was $22.875.

=====================================================================
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.
- ---------------------------------------------------------------------

No person has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Frontier. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock covered by this Prospectus, nor an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

               The date of this Prospectus is March   , 1995.
                                                ---
- --------------------------------------------------------------------
Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                            AVAILABLE INFORMATION

     Frontier is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Frontier may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the following regional offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these filings may also be obtained from the Commission at prescribed rates by writing to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning Frontier may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Common Stock is listed and traded on the New York Stock Exchange and quoted under the symbol "FRO".

     Frontier has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to Frontier and the Common Stock, reference is made to the registration statement, including the exhibits filed therewith.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Frontier's Annual Report on Form 10-K for the year ended December 31, 1993, as amended, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, as well as its Current Reports on Form 8-K dated January 19, 1994, May 17, 1994, July 1, 1994, July 14, 1994, October 11, 13,
14 and 15, 1994, November 18 and 30, 1994, December 28, 1994,

February 13, 22 and 28, 1995, and its Proxy Statement, dated November 18, 1994 for the Special Meeting of Shareowners held on December 19, 1994, and all other reports filed by Frontier pursuant to section 13a or 15d of the Exchange Act since December 31, 1994, are hereby incorporated by reference into this Prospectus.

     All documents filed by Frontier with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of termination of the offering of the shares described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference) modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Frontier hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, on the written or oral request of such person, or any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Such documents are available upon request from Louis L. Massaro, Corporate Vice President-Finance, Frontier Corporation, 180 South Clinton Avenue, Rochester, New York 14646-0700, telephone number (716) 777-1000.

                                 THE COMPANY

     Frontier Corporation, a New York business corporation and the issuer of the shares of Common Stock covered by this Prospectus, has its principal executive offices at 180 South Clinton Avenue, Rochester, New York 14646. Its telephone number is (716) 777-1000.

     Until January 1, 1995, Frontier, then known as Rochester Telephone Corporation, was a local service telephone operating company regulated by the New York State Public Service Commission ("NYPSC") which, together with four of its regulated telephone operating company subsidiaries, provided telephone service within New York State. On January 1, 1995, Frontier dropped its local exchange company business into a wholly-owned subsidiary, Rochester Telephone Corp., and its certain other regulated businesses into Frontier Communications of Rochester, Inc., pursuant to a plan (the "Open Market Plan") approved by the NYPSC and Frontier's shareowners in December 1994. For a complete discussion of the reorganization pursuant to the Open Market Plan, see the Proxy Statement, dated November 18, 1994 for the Special Meeting of Shareowners held on December 19, 1994 and Current Report on Form 8-K dated December 28, 1994 incorporated by reference herein.

     In addition, Frontier, either directly or through intervening subsidiaries, is sole equity owner of five local exchange carriers ("LECs") in Pennsylvania, two LECs in Indiana, one LEC in Michigan, five LECs in Wisconsin, eight LECs in Illinois, three LECs in Alabama, two LECs in Georgia, one LEC in Mississippi, one LEC in Iowa, and one LEC in Minnesota. The principal area served by Rochester Telephone Corp. is the City of Rochester and adjacent areas. Frontier also owns a number of operating "unregulated" subsidiaries which are engaged in various telecommunications-related businesses, including long distance and cellular. Frontier Communications International Inc. is Frontier's flagship long distance company. Frontier has also announced the pending acquisitions of WCT Communications, Inc., a long distance company headquartered in Santa Barbara, California, which serves primarily markets in California, and American Sharecom, Inc., another long distance company headquartered in Minneapolis, which serves markets in the Midwest, California and the Northwest. See Current Reports on Form 8-K dated October 11, 1994, October 13, 1994, October 15, 1994, November 30, 1994, February 22, 1995 and February 28, 1995 incorporated by reference herein.

                               USE OF PROCEEDS

     The proceeds shall be used for working capital and other general corporate purposes. There is no minimum required purchase of Common Stock under the terms of this offering. Consequently, less than the total number of shares of Common Stock being offered hereby may be sold.

                            PLAN OF DISTRIBUTION

     The 437,158 shares of Common Stock covered by this Prospectus are treasury shares which are being offered by Frontier. All of the proceeds of this offering, less brokers' commissions and, if applicable, underwriting discounts will be received by Frontier.

     Subject to the terms and conditions of the Distribution Agreement between Frontier and UBS Securities Inc., dated as of March 1, 1995, Frontier has agreed to sell the Common Stock to or through UBS Securities Inc., as broker-dealer. Sales by means of this Prospectus may be made from time to time in one or more transactions (which may involve crosses or block transactions) on the New York Stock Exchange or otherwise, in special offerings or in exchange distributions pursuant to and in accordance with the rules of the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Frontier may effect such transactions by selling shares to or through UBS Securities Inc., as broker-dealer, and UBS Securities Inc. may receive compensation in the form of discounts, concessions or commissions from Frontier and/or from purchasers of shares for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions received by UBS Securities Inc. will not exceed those customary in the types of transactions involved. In placing any shares pursuant to an offer accepted by Frontier, UBS Securities Inc. may act as agent or purchase such shares from Frontier as principal for resale. There is no minimum number of shares that must be sold hereunder in order for the offering to go forward. Consequently, less than the total number of shares offered hereby may be sold in the offering.

     The obligations of UBS Securities Inc. under the Distribution Agreement are subject to certain conditions, including: (i) the accuracy of Frontier's representations in the Distribution Agreement at all times shares are being sold thereunder, (ii) the effectiveness of the Registration Statement as of not later than 9:00 A.M. on the commencement date of the offering and the timely filing of the Prospectus and any supplement thereto, (iii) the delivery at the times specified in the Distribution Agreement of satisfactory legal opinions, (iv) the delivery at the times specified in the Distribution Agreement of certificates from certain executive officers of Frontier and (v) the delivery at the times specified in the Distribution Agreement of a letter or letters from independent certified public accountants.

     UBS Securities Inc.'s obligations under the Distribution Agreement may be terminated if, prior to the sale of all of the Common Stock, (i) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other material event or development the effect of which on financial markets, Frontier or the Common Stock is such as to make it, in the judgment of UBS Securities Inc., impracticable or inadvisable to proceed with the offering or delivery of the Common Stock as contemplated hereby or under any Terms Agreement relating to the Distribution Agreement between UBS Securities Inc. and Frontier.

     In addition, Frontier has reserved the right to suspend solicitation of offers to purchase the Common Stock commencing at any time for any period of time or permanently.

     PROVIDED, HOWEVER, that Frontier, with the consent of UBS Securities Inc., may offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock in connection with a merger, acquisition or other similar transaction by Frontier.

     Frontier has agreed to indemnify UBS Securities Inc. against certain liabilities, including liabilities under the Securities Act of 1933.

     UBS Securities Inc. has from time to time provided investment banking services to Frontier for which they have received customary fees.

     An affiliate of UBS Securities Inc. is a lender under a bank credit facility with Rochester Telephone Corp., a wholly-owned subsidiary of Frontier.

                         SECURITIES TO BE REGISTERED

     The securities offered hereby consist of shares of Frontier's Common Stock, $1.00 par value, currently held in treasury. Common Stock of the same class is registered pursuant to section 12(b) of the Exchange Act.

     Frontier's authorized capitalization presently consists of (i) 300,000,000 shares of Common Stock, par value $1.00 per share, of which 73,160,833 shares were issued and outstanding at December 31, 1994, (ii) 850,000 shares of Cumulative Preferred Stock ("Cumulative Preferred Stock"), par value $100.00 per share, issuable in series, of which, as of December 31, 1994, a total of 200,000 shares, constituting three series, were issued and outstanding, and 4,000,000 shares of Class A Preferred Stock ("Class A Preferred Stock") which, when issued, will rank junior to the Cumulative Preferred Stock as to dividends or distributions and upon the liquidation, dissolution and winding up of Frontier. As of January 1, 1995, no shares of Class A Preferred Stock ($100.00 par value) were issued and outstanding.

     Dividends may be declared and paid on the Common Stock out of legally available surplus. However, no dividends may be paid on the Common Stock until accrued and unpaid dividends on Frontier's outstanding series of Cumulative Preferred Stock have been paid or declared and funds set aside for their payment.

     The holders of the Common Stock have exclusive voting rights of one vote for each share held, subject to the voting rights of the outstanding Cumulative Preferred Stock described below. The holders of the Common Stock are not entitled to cumulative voting in the election of directors.

     When four or more quarterly dividends on the Cumulative Preferred Stock are in arrears, and until such arrearages at full dividend rates have been paid or declared and set apart for payment, the holders of the Cumulative Preferred Stock as a class have the right to elect a majority of the Board of Directors. In such event, the holders of the Common Stock have the right to elect only the remaining directors.

     In addition, the affirmative vote of various proportions of the Cumulative Preferred Stock is required to (1) increase the authorized amount of the Cumulative Preferred Stock; (2) create shares having preferential rights equal or superior to the Cumulative Preferred Stock; (3) issue any shares of Cumulative Preferred Stock or any shares having preferential rights equal or superior to the Cumulative Preferred Stock without compliance with certain requirements as to earnings; and (4) create, alter or abolish any voting rights or preferential rights or redemption provisions affecting the Cumulative Preferred Stock adversely.

     The Board of Directors of Frontier determines the respective rights of the holders of one or more series of the Class A Preferred Stock, which might include: (1) restrictions on dividends on Common Stock if dividends on the Class A Preferred Stock are in arrears; (2) dilution of the voting power of the Common Stock; and (3) the holders of Common Stock not being entitled to share in Frontier's assets upon liquidation until satisfaction of any liquidation preference granted to the Class A Preferred Stock.

     On any liquidation of Frontier, the holders of the Cumulative Preferred Stock are entitled to their full value per share plus accumulated dividends. After satisfaction of outstanding liabilities and of the preferential liquidation rights of the Cumulative Preferred Stock, the holders of Frontier Common Stock are entitled to share ratably in the distribution of all remaining assets.

     Holders of the Common Stock have no preemptive rights to purchase any stock issued by Frontier, any securities convertible into such stock, or any rights or options to acquire such stock.

     The outstanding shares of Frontier Common Stock are fully paid and nonassessable.

     The transfer agent and registrar for the Common Stock is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021. Reference is made to the INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE portion of this Prospectus and to Exhibits 3(a) and 3(b) referenced in the registration statement on Form S-3, for a complete description of the Common Stock.

                             INTEREST OF EXPERTS

     The validity of the Common Stock offered hereby by Frontier has been passed upon for Frontier by Helen A. Zamboni, its Corporate Counsel. As of December 31, 1994, Helen A. Zamboni was also the beneficial owner of 5,824.3105 shares of Frontier Common Stock.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Frontier will bear no expenses in connection with any sales or other distributions of the Common Stock other than the expenses of preparation and distribution of this registration statement and the Prospectus which forms a part hereof, as well as the broker's fees set forth above. Such expenses are estimated, and the Commission's fee is set forth, as follows:

          Registration fee  .....................  $ 3,420.11
          Legal fees  ...........................  $ 1,000.00
          Accounting fees  ......................  $ 1,000.00
                                                   ----------
          Total Expenses                           $ 5,420.11
                                                   ==========

Item 15.  Indemnification of Directors and Officers.

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, Frontier may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of Frontier, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to Frontier. In a nonderivative action or threatened action, the BCL provides that Frontier may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of Frontier.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of sections 721-725 of the BCL.

     Article II, Section 12, of Frontier's Bylaws contains provisions authorizing indemnification by Frontier of directors and officers against certain liabilities and expenses which they may incur as directors and officers of Frontier or of certain other entities.

     Section 726 of the BCL also contains provisions authorizing Frontier to obtain insurance on behalf of any such director and officer against liabilities, whether or not Frontier would have the power to indemnify against such liabilities. Frontier maintains Executive Liability and Defense coverage under which the directors and officers of Frontier are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.

Item 16.  List of Exhibits

Exhibit
Number

1-1    - Form of Distribution Agreement

5-1    - Opinion of Helen A. Zamboni re: legality

23-1   - Consent of Price Waterhouse, LLP

23-2   - Consent of Helen A. Zamboni  (Included in Exhibit 5)

24-1   - Powers of Attorney of Directors

24-2   - Certified Resolutions of Frontier authorizing execution
          by an officer by power of attorney

Item 17.  Required Undertakings

Frontier hereby undertakes:

1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (1)(a)(i) and (1)(a)(ii), above, do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Frontier pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Frontier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, County of Monroe, State of New York, on the 1st day of March, 1995.

                                  FRONTIER CORPORATION

                                  By:  /s/Louis L. Massaro
                                      -----------------------------
                                       Louis L. Massaro
                                       Corporate Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of March, 1995.

Signature                        Title

Ronald L. Bittner                President and Chief Executive
     /s/Louis L. Massaro          Officer, Director
By: ------------------------     (Principal Executive Officer)
     (Louis L. Massaro,
      Attorney-in-Fact)
  /s/Louis L. Massaro            Corporate Vice President - Finance
- ----------------------------     (Principal Financial and
     Louis L. Massaro              Accounting Officer)

Ronald L. Bittner       )
John R. Block           )
Brenda E. Edgerton      )
Jairo A. Estrada        )   Directors
Daniel E. Gill          )
Douglas H. McCorkindale )
Leo J. Thomas, Ph.D.    )

By:  /s/Louis L. Massaro
    ------------------------
    (Louis L. Massaro, Attorney-in-Fact)
                                    II-6
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
                                EXHIBIT INDEX

EXHIBIT
NUMBER                                       METHOD OF FILING
- -------------------------------------------------------------------

1-1       Form of Distribution Agreement     To be Filed Subsequently

5-1       Opinion of Helen A. Zamboni        Filed Herewith
           re: legality

23-1      Consent of Price Waterhouse        Filed Herewith

23-2      Consent of Helen A. Zamboni        (Included in Exhibit 5)

24-1      Powers of Attorney of Directors    Filed Herewith

24-2      Certified Resolutions of Frontier  Filed Herewith
           authorizing execution by an
           officer by power of attorney

















                                    II-7